Exhibit 10.28

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of December 12, 2025, by and between Blue Gold Holdings Limited, a limited company incorporated under the laws of England and Wales (the “Company”), and BCMP Services Limited, a limited company incorporated under the laws of England and Wales (the “Purchaser”).

RECITALS

A. Pursuant to the terms of that certain Preferred Stock Purchase Agreement, by and between the Company and the Purchaser, dated as of April 9, 2025, the Purchaser sold to the Company an aggregate of 110,000 preference shares of Perception Capital Corp., IV (the “Perception Shares”).

B. Subsequently, pursuant to the terms of that certain business combination agreement, by and among the Company, Blue Gold Limited, a Cayman Islands exempted company limited by shares (“Blue Gold Limited”), Perception was merged with and into Blue Gold Limited, with Blue Gold Limited being the surviving company (such transactions, collectively, the “Business Combination”).

C. In connection with the Business Combination, the Perception Shares held by the Company were converted into an aggregate of 2,200,000 ordinary shares, par value $0.0001 (the “Shares”) of Blue Gold Limited.

D. The Company desires to sell, and the Purchaser desires to purchase 1,850,000 Shares.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Purchase and Sale of Shares.

1.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell to the Purchaser at the Closing the Shares.

1.2 Closings; Funding; Delivery. The closing of the purchase and sale of the Shares shall take place remotely by exchange of signatures (or their electronic counterparts) on the date first listed above (the “Closing”). At the time of Closing, the Purchaser shall pay an aggregate of $106,278 for the Shares by wire transfer of immediately available funds to the Company in accordance with the wire instructions attached as Exhibit A and the Company shall cause the Shares to be transferred in book-entry form to the Purchaser.

1.3 Lock-up Release of Shares. Prior to and as a condition of Closing, which condition cannot be waived by the Purchaser, the Board of Directors of Blue Gold Limited will remove the lock-up restriction placed on the Shares pursuant to terms of Blue Gold Limited’ Memorandum and Articles of Association and provide proof of such removal to the satisfaction of the Purchaser.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, the following:

2.1 Authorization; Enforceability. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to sell the Shares at the Closing, has been taken or will be taken prior to Closing, including but not limited to the release of the lock-up restrictions on the Shares by Blue Gold Limited’s Board of Directors pursuant to Article 1.3 hereof. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the sale of the Shares, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance and delivery of the Shares have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.2 Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1 Authorization; Due Execution; Enforceability. The Purchaser has the full right, power and authority to enter into and perform the Purchaser’s obligations under this Agreement, has duly executed this Agreement, and this Agreement when executed and delivered by the Purchaser will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Purchaser’s principal place of business is as shown on the signature page of this Agreement.

3.2 Knowledge and Diligence. The Purchaser has access to such financial and other information concerning the Shares and Blue Gold Limited, including the publicly available reports filed by Blue Gold Limited with the U.S. Securities and Exchange Commission (the “SEC”), and the Purchaser has access to such representatives of Blue Gold Limited in order to conduct such diligence or review, in each case as it has deemed necessary in connection with its decision to enter into this Agreement, including an opportunity to ask questions of and receive information from Blue Gold Limited, and the Purchaser is satisfied with the results of its due diligence investigation of Blue Gold Limited, its assets, liabilities, businesses, operations and other matters relating to Blue Gold Limited and the Shares.

3.3 Offering Documents. The Purchaser acknowledges and understands that there is no offering document related to the sale of Shares contemplated hereby.

3.4 Purchase Entirely for Own Account. The Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser is not an entity formed for the specific purpose of acquiring any of the Shares.

3.5 Knowledge and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Article 2, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and that it considers necessary or appropriate for deciding whether to acquire the Shares, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser, (iii) represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment, and (iv) further represents that it has the capacity to protect its own interests in connection with an investment in the Shares and that neither the Company, its officers, or any of their respective affiliates or representatives, nor any other person or entity has made any commitment, representation or warranty to the Purchaser of any type or manner except as set forth herein. The Purchaser has received no general solicitation or general advertisement in connection with the purchase of the Shares or an investment in the Company.

3.6 Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.7 Accredited Investor. The Purchaser is an accredited investor as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8 Ability to Bear Economic Risk; No Reliance. The Purchaser recognizes that the Shares, as an investment, involve a high degree of risk including, but not limited to, the risk of total loss of its investment. The Purchaser has consulted its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent that it has deemed necessary, and has made its own investment decision, including decisions as to suitability relating to an investment in the Shares, based upon its own judgment and upon advice from such advisers as it has deemed necessary. In making such determination, the Purchaser has not relied upon any view expressed by the Company or Blue Gold Limited.

3.9 Material Non-Public Information. The Purchaser acknowledges that the Company and its affiliates may possess material non-public information not known to the Purchaser regarding or relating to the Shares, including, but not limited to, information relating to the Company and Blue Gold Limited and their affiliates.

3.10 Tax, Legal and Economic Considerations. The Purchaser is not relying on the Company for advice with respect to tax considerations, the suitability of its investment in the Company or legal or economic considerations.

3.11 Indemnification. The Purchaser acknowledges that the Company has relied on this Agreement in engaging in the sale of the Shares, and would not engage in the sale of the Shares in the absence of the acknowledgements, representations, warranties and agreements set forth herein. Each party is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. The Purchaser agrees to indemnify and hold harmless the Company and the Company’s respective affiliates, officers, directors and employees of the Company and Blue Gold Limited (each, an “Indemnified Party”) against any and all losses, claims, damages, expenses or liabilities, joint or several, to which such Indemnified Party may become subject under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of Purchaser’s representations and warranties contained in this Agreement. The Purchaser hereby expressly releases and forever discharges the Company, Blue Gold Limited and their agents, affiliates, directors, officers and employees, from any and all liabilities, claims, damages or actions arising from or relating to the sale of the Shares, any claim that the information provided to the Purchaser by the Company or Blue Gold Limited is not adequate, accurate, complete or free from omissions including, but not limited to, the Purchaser’s inability to review such information, and the Purchaser agrees to make no claim against the Company or Blue Gold Limited in respect of the sale of the Shares or any claim that the information provided to the Purchaser by the Company or Blue Gold Limited is not adequate, accurate, complete or free from omissions.

4. General Provisions.

4.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. The parties agree that the state or federal courts located in the State of New York constitute the sole and exclusive venue, and the exclusive jurisdiction, for disputes arising under or with respect to this Agreement.

4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page to this Agreement, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Agreement. A confirming copy of any notice sent by electronic mail or facsimile shall be sent promptly by registered or certified mail, or overnight courier.

4.6 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser.

4.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

4.8 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements pertaining to the subject matter hereof existing between the parties hereto are expressly canceled.

4.9 Expenses. Each party to this Agreement shall be responsible for their own fees and expenses related to this Agreement.

4.10 Confidentiality. The terms of this Agreement are confidential. Without the prior written consent of the other party, neither party will disclose the terms of this Agreement Notes to any person or entity, except to such party’s representatives who need to know such terms to assist such party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement.

SIGNATURE PAGE FOLLOWS

The parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

By:	/s/ Andrew Cavaghan
Name:	Andrew Cavaghan
Title:	Director

Address:	Office One/1 Coldbath Square, Farringdon, London, EC1R 5HL, UK

Email Address:

PURCHASER:

By:
Name:
Title:

Purchaser:
Address:

Email Address: